As filed with the Securities and Exchange Commission on May 9, 2019

Registration No. 333-228896

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 9

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Jiayin Group Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	6199	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

26th Floor, Building No. 1, Youyou Century Plaza,

428 South Yanggao Road,

Pudong New Area, Shanghai 200122

People’s Republic of China

+86 21-6082-8732

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

10 East 40th Street, 10th Floor

New York, NY 10016

+1 (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

copies to:

David T. Zhang, Esq. Meng Ding, Esq. Kirkland & Ellis International LLP c/o 26th Floor, Gloucester Tower The Landmark 15 Queen’s Road Central, Hong Kong +852-3761-3318	Steve Lin, Esq. Kirkland & Ellis International LLP 29th Floor, China World Office 2 No. 1 Jian Guo Men Wai Avenue Chaoyang District, Beijing 100004 People’s Republic of China +86-10-5737-9315	Chris K.H. Lin, Esq. Daniel Fertig, Esq. Simpson Thacher & Bartlett LLP c/o 35th Floor, ICBC Tower 3 Garden Road Central, Hong Kong +852-2514-7600

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registration is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(2)(3)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee(4)
Class A ordinary shares, par value US$0.000000005 per share(1)	16,100,000	US$3.125	US$50,312,500	US$6,098

(1)

American depositary shares issuable upon deposit of the Class A ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-229579). Each American depositary share represents four Class A ordinary shares.

(2)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(3)

Includes Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the Class A ordinary shares are first bona fide offered to the public, and also includes Class A ordinary shares that may be purchased by the underwriters pursuant to an over-allotment option. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.

(4)	Previously paid

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 9 is being filed solely for the purpose of filing Exhibit 1.1 to this registration statement on Form F-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 9 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 8 to the Registration Statement, filed on May 6, 2019.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. The registrant’s articles of association provide that the registrant shall indemnify every director and officer of the registrant against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of any such person’s own dishonesty, wilful default or fraud, in or about the conduct of the registrant’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including any costs, expenses, losses or liabilities incurred by such persons in defending (whether successfully or otherwise) any civil proceedings concerning the registrant or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the form of indemnification agreement filed as Exhibit 10.3 to this Registration Statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company.

The Underwriting Agreement, the form of which is filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.	RECENT SALES OF UNREGISTERED SECURITIES.

We are incorporated as Jiayin Group Inc. on December 21, 2017 and has since then issued and sold the securities described below without registering the securities under the Securities Act. None of these transactions involved any underwriters’ underwriting discounts or commissions, or any public offering. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S or Rule 701 under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Purchaser	Date of Sale or Issuance	Title and Number of Securities	Consideration (in US$)	Underwriting Discount and Commission

New Dream Capital Holdings Limited	December 21, 2017	8,500 ordinary shares(1)	0.85	Not Applicable

Sunshinewoods Holdings Limited	December 21, 2017	1,200 ordinary shares(1)	0.12	Not Applicable

Eastar Capital Holdings Limited	December 21, 2017	299 ordinary shares(1)	0.0299	Not Applicable

Sertus Nominees (Cayman) Limited	December 21, 2017	1 ordinary share(1)	0.0001	Not Applicable

Eastar Capital Holdings Limited	December 21, 2017	1 ordinary share(1)(2)	0.0001	Not Applicable

(1)	Such ordinary shares with par value of US$0.0001 were subsequently sub-divided into 20,000 ordinary shares with par value US$0.000000005 on December 19, 2018.
(2)	Eastar Capital Holdings Limited purchased one ordinary share from Sertus Nominees (Cayman) Limited at the par value of $0.0001 on the same day the share was issued.

ITEM 8.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)    Exhibits

See Exhibit Index for a complete list of all exhibits filed as part of this registration, which Exhibit Index is incorporated herein by reference.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Combined and Consolidated Financial Statements or the Notes thereto.

ITEM 9.	UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1).

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2).

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

JIAYIN GROUP INC.

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement

3.1**	Memorandum of Association of the Registrant, as currently in effect

3.2**	Amended and Restated Memorandum and Articles of Association of the Registrant, as effective immediately prior to the completion of this offering

4.1†	Form of Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3)

4.2**	Registrant’s Specimen Certificate for Ordinary Shares

4.3†	Form of Deposit Agreement between the Registrant and Citibank, N.A., as depositary

5.1**	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary shares being registered

8.1**	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Island tax matters (included in Exhibit 5.1)

8.2**	Opinion of King & Wood Mallesons regarding certain PRC tax matters (included in Exhibit 99.2)

10.1**	2016 Share Incentive Plan

10.2**	2019 Share Incentive Plan, as effective upon the completion of this offering

10.3**	Form of Indemnification Agreement with the Registrant’s directors and executive officers

10.4**	Form of Employment Agreement between the Registrant and an executive officer of the Registrant

10.5**	Power of Attorney Agreement concerning Shanghai Jiayin Finance Technology Co., Ltd. among Shanghai KunJia Technology Co., Ltd., Dinggui Yan, Guanglin Zhang, Yuanle Wu, Shanghai Jinmushuihuotu Investment Center (Limited Partnership) and Shanghai Jiayin Finance Technology Co., Ltd., dated October 15, 2018 (English Translation)

10.6**	Equity Pledge Agreement concerning Shanghai Jiayin Finance Technology Co., Ltd. among Shanghai KunJia Technology Co., Ltd., Dinggui Yan and Shanghai Jiayin Finance Technology Co., Ltd., dated October 15, 2018 (English Translation)

10.7**	Equity Pledge Agreement concerning Shanghai Jiayin Finance Technology Co., Ltd. among Shanghai KunJia Technology Co., Ltd., Guanglin Zhang and Shanghai Jiayin Finance Technology Co., Ltd., dated October 15, 2018 (English Translation)

10.8**	Equity Pledge Agreement concerning Shanghai Jiayin Finance Technology Co., Ltd. among Shanghai KunJia Technology Co., Ltd., Yuanle Wu and Shanghai Jiayin Finance Technology Co., Ltd., dated October 15, 2018 (English Translation)

10.9**	Equity Pledge Agreement concerning Shanghai Jiayin Finance Technology Co., Ltd. among Shanghai KunJia Technology Co., Ltd., Jinmushuihuotu Investment Center (Limited Partnership) and Shanghai Jiayin Finance Technology Co., Ltd., dated October 15, 2018 (English Translation)

10.10**	Exclusive Call Option Agreement concerning Shanghai Jiayin Finance Technology Co., Ltd. among Shanghai KunJia Technology Co., Ltd., Dinggui Yan, Guanglin Zhang, Yuanle Wu, Shanghai Jinmushuihuotu Investment Center (Limited Partnership) and Shanghai Jiayin Finance Technology Co., Ltd., dated October 15, 2018 (English Translation)

10.11**	Exclusive Consultation and Service Agreement between Shanghai Jiayin Finance Technology Co., Ltd. and Shanghai KunJia Technology Co., Ltd., dated June 29, 2018 (English Translation)

10.12**	Collaboration Agreement between Shanghai Caiyin Asset Management Co., Ltd. and Shanghai Niwodai Internet Finance Information Services Co., Ltd., dated December 1, 2015 (English Translation)

Exhibit Number	Description of Document

21.1**	Principal subsidiaries, variable interest entities and principal affiliated entities held by the variable interest entities of the Registrant

23.1**	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, Independent Registered Public Accounting Firm

23.2**	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.3**	Consent of King & Wood Mallesons (included in Exhibit 99.2)

23.5**	Consent of Yifang Xu

23.6**	Consent of Libin Wang

23.7**	Consent of Yuhchang Hwang

23.8**	Consent of Meng Rui

23.9**	Consent of iResearch

24.1**	Powers of Attorney (included on signature page in Part II of this Registration Statement)

99.1**	Code of Business Conduct and Ethics of the Registrant

99.2**	Opinion of King & Wood Mallesons regarding certain PRC law matters

**	Previously filed.
†	Incorporated by reference to the Registration Statement on Form F-6 filed with the Securities and Exchange Commission with respect to American depositary shares representing our ordinary shares.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the PRC, on May 9, 2019.

Jiayin Group Inc.

By:	/s/ Dinggui Yan
Name:	Dinggui Yan
Title:	Director and chief executive officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dinggui Yan	Director and chief executive officer	May 9, 2019
Name: Dinggui Yan	(principal executive officer)

*	Chief technology officer	May 9, 2019
Name: Jiong Feng

/s/ Chunlin Fan	Chief financial officer	May 9, 2019
Name: Chunlin Fan	(principal financial and accounting officer)

*	Chief risk officer	May 9, 2019
Name: Yifang Xu

*By:	/s/ Dinggui Yan
Name: Dinggui Yan Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Jiayin Group Inc., has signed this registration statement or amendment thereto in New York on May 9, 2019.

Authorized U.S. Representative
Cogency Global Inc.

By:	/s/ Siu Fung Ming
Name:	Siu Fung Ming
Title:	Assistant Secretary